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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders


TCI Communications, Inc.:



     We consent to the incorporation by reference in the registration statement No. 33-64127 on Form S-3, as amended, of TCI Communications, Inc. and Tele-Communications, Inc. of our reports dated March 27, 1995, relating to the consolidated balance sheets of TCI Communications, Inc. (formerly Tele-Communications, Inc.) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholder's(s') equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related financial statement schedules, which reports appear in the December 31, 1994 Annual Report on Form 10-K, as amended, of TCI Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement. Our reports covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.



                                          KPMG PEAT MARWICK LLP



Denver, Colorado


January 9, 1996